Exhibit 99.1

Vislink Technologies Reports Q2 2020 Financial Results,

Completes First Phase of Turnaround

Revenues Increased 11% and EBITDA Improved $3.5 Million Over Q1 2020, Best Financial Performance Since Company IPO

HACKETTSTOWN, NJ — August 13, 2020 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL) announced its results for the second quarter ended June 30, 2020. Company management will host a live webcast on Friday, August 14, 2020 at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update (see webcast details below).

Financial Highlights

●	Revenues for the three months ended June 30, 2020 were $6 million, compared to $5.4 million in the first quarter of 2020 and $7.4 million for the three months ended June 30, 2019.
●	EBITDA (earnings before interest, taxes depreciation and amortization) was a negative $421,000 for the three months ended June 30, 2020, compared to a negative $3.9 million for the three months ended March 31, 2020 and a negative $1.9 million for the three months ended June 30, 2019.
●	Ended the second quarter 2020 with $5.1 million in cash, compared to $2.5 million at the end of the first quarter of 2020.
●	Gross margins were 59.6% of revenue in the second quarter of 2020, compared to 47% in the first quarter of 2020 and 52.1% in the second quarter of 2019.
●	Net loss attributable to common shareholders was $778,000, or $(0.05) per share in the second quarter of 2020 compared to a net loss of $4.4 million, or $(0.09) per share in the first quarter of 2020 and a net loss of $3.6 million, or $(10.70) per share in the second quarter of 2019.
●	Net loss attributable to common shareholders was $5.2 million, or $(0.45) per share for the six months ended June 30, 2020 compared to a net loss of $6.7 million, or $(20.44) per share for the six months ended June 30, 2019.

Second Quarter Business Highlights

●	Right-sized the business through a focus on cost reduction and conservation of cash.
●	Addressed supply chain issues to improve efficiency and increase liquidity.
●	Created four solution areas: Live Event Production, Military/Government, Satellite Communications and Managed Services.
●	Re-energized the Satcom solutions vertical.
●	Realigned sales teams in line with target market priorities.
●	Re-prioritized research and development to maintain new product pipeline and technical innovation.
●	Reconstituted senior leadership and board of directors.

“In the second quarter, despite a challenging business environment caused by the effects of the COVID-19 pandemic, we are pleased to report that our revenues increased by 11%, our net loss narrowed and EBITDA improved by $3.5 million compared to the first quarter of 2020,” said Carleton Miller, CEO of Vislink Technologies. “We built on the strong actions we took in the previous quarter to make significant progress in our turnaround, of which the first phase is now complete. By adhering to the cost reduction plan that we previously instituted, in addition to our ongoing focus on fiscal discipline, we were able to realize significant improvements in our operations.”

Mr. Miller continued, “We have now rightsized the organization across our four solution areas of Live Event Production, Military/Government, Satellite Communications and Managed Services, and we continue to see opportunities across these areas that will drive top line growth for us in the future. With our financial and operational foundations stabilized, we are excited to embark on the second phase of our operational turnaround, which will include increased operational efficiencies and capital allocation to growth opportunities.”

Financial Results Webcast Details

On Friday, August 14, 2020, Vislink’s CEO, Carleton Miller, and CFO, Michael Bond, will host a webcast at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update. This webcast will be live at https://services.choruscall.com/links/visl200814.html. Investors will be able to submit questions during the webcast.

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income/expense. We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, projected expenses, prospects, plans, objectives of management and financial reporting abilities, maintenance of new product pipeline and technical innovation, the Company’s expected focus on financial discipline and cost reduction plans, planned adjustments to its workforce, expected market opportunities across the Company’s operating segments, the Company’s expectations as to its operational turnaround, including operational efficiencies and future capital allocation, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 1, 2020 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

For more information:

investors@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$6,008	$7,352	$11,360	$15,558

Cost of revenue and operating expenses
Cost of components and personnel	2,427	3,516	5,248	7,643
Inventory valuation adjustments	24	42	49	89
General and administrative expenses	3,321	5,550	9,521	10,733
Research and development expenses	559	866	1,215	1,792
Gain on lease termination	—	—	(21)	—
Amortization and depreciation	334	588	757	1,177
Total cost of revenue and operating expenses	6,665	10,562	16,769	21,434
Loss from operations	(657)	(3,210)	(5,409)	(5,876)

Other income (expense)
Changes in fair value of derivative liabilities	(98)	747	(81)	673
Loss on conversion of debentures	—	(48)	—	(48)
Gain on settlement of related party obligations	—	—	331	—
Interest expense, net	(23)	(1,064)	(49)	(1,414)
Total other income (expense)	(121)	(365)	201	(789)

Net loss	$(778)	$(3,575)	$(5,208)	$(6,665)

Basic and diluted loss per share	$(0.05)	$(10.70)	$(0.45)	$(20.44)
Weighted average number of shares outstanding:
Basic and diluted	14,805	334	11,460	326
Comprehensive loss:
Net loss	$(778)	$(3,575)	$(5,208)	$(6,665)
Unrealized gain (loss) on currency translation adjustment	(28)	34	249	1
Comprehensive loss	$(806)	$(3,541)	$(4,959)	$(6,664)

The accompanying notes are an integral part of these condensed consolidated financial statements.

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets
Cash	$5,065	$1,737
Accounts receivable, net	4,479	6,714
Inventories, net	8,180	7,674
Prepaid expenses and other current assets	874	660
Total current assets	18,598	16,785
Right of use assets, operating leases	1,654	1,925
Property and equipment, net	1,846	1,972
Intangible assets, net	2,391	2,922
Total assets	$24,489	$23,604
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,789	$6,784
Accrued expenses	1,961	1,912
Notes payable	412	339
Current portion of PPP loan	424	—
Operating lease obligations, current	334	821
Due to related parties	—	505
Customer deposits and deferred revenue	1,323	2,821
Derivative liabilities	111	30
Total current liabilities	7,354	13,212
Long-term portion of PPP loan	744	—
Operating lease obligations, net of current portion	1,265	1,163
Total liabilities	9,363	14,375
Commitments and contingencies (See Note 10)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of June 30, 2020, and December 31, 2019; 0 shares issued and outstanding as of June 30, 2020, and December 31, 2019	—	—
Common stock – $0.00001 par value per share, 100,000,000 shares authorized, 16,103,613 and 3,594,548 shares issued and 16,100,954 and 3,591,889 outstanding as of June 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	272,727	261,871
Accumulated other comprehensive income	456	207
Treasury stock, at cost – 2,659 shares at June 30, 2020, and December 31, 2019, respectively	(277)	(277)
Accumulated deficit	(257,780)	(252,572)
Total stockholders’ equity	15,126	9,229
Total liabilities and stockholders’ equity	$24,489	$23,604

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING JUNE 30, 2020
(IN THOUSANDS)

Reconciliation of net income to EBITDA
Net loss	$(778)
interest expense	(23)
Amortization and depreciation	334
EBITDA	$(421)